EXHIBIT 8.1.

Subsidiary	Jurisdiction of incorporation	Name under which the subsidiary does business
Central Vuelta de Obligado S.A.	City of Buenos Aires	Central Vuelta de Obligado

Proener S.A.U.	City of Buenos Aires	Proener

CP Renovables S.A.	City of Buenos Aires	CP Renovables

CP Achiras S.A.U.	City of Buenos Aires	CP Achiras

CPR Energy Solutions S.A.U.	City of Buenos Aires	CPRES

Puerto Energía S.A.U.	City of Buenos Aires	Puerto Energía

CP La Castellana S.A.U.	City of Buenos Aires	CP La Castellana

CP Achiras S.A.U.	City of Buenos Aires	CP Achiras

Vientos La Genoveva S.A.U.	City of Buenos Aires	Vientos La Genoveva

Vientos La Genoveva II S.A.U.	City of Buenos Aires	Vientos La Genoveva II

CP Manque S.A.U.	City of Buenos Aires	CP Manque

CP Los Olivos S.A.U.	City of Buenos Aires	CP Los Olivos

Forestal Argentina S.A.	City of Concordia	Forestal Argentina

Loma Alta Forestal S.A.	City of Corrientes	Loma Alta Forestal

Central Costanera S.A.	City of Buenos Aires	Central Costanera

Cordillera Solar VIII S.A.	City of Mendoza	Cordillera Solar

CP Servicios Renovables S.A.	City of Mendoza	CP Servicios Renovables

Empresas Verdes Argentina S.A.	City of Corrientes	Evasa

Las Misiones S.A.	City of Corrientes	Las Misiones

Estancia Celina S.A.	City of Corrientes	Estancia Celina